UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2019
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2019, Evoqua Water Technologies Corp. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  As further described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, stockholders of the Company approved the adoption of the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan (the “ESPP”). A summary of the material terms of the ESPP is included in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on January 7, 2019 (the “Company’s Proxy Statement”). The summary of the ESPP contained in the Company’s Proxy Statement is incorporated by reference in this Item 5.02 and qualified in its entirety by reference to the actual text of the ESPP, a complete copy of which is filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on December 21, 2018.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On February 14, 2019, the Company held its Annual Meeting. A total of 107,481,525 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, constituting approximately 94.3% of the Company’s outstanding common stock on December 19, 2018, the record date for the Annual Meeting. The following matters were voted upon, and the final voting results for each matter are set forth below:
Proposal 1: The election of three Class I directors to the Company’s Board of Directors to hold office until the annual meeting of stockholders for the fiscal year ending September 30, 2021 or until their successors are duly elected and qualified. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Nick Bhambri	101,185,599	3,382,173	2,913,753
Judd A. Gregg	81,236,350	23,331,422	2,913,753
Lynn C. Swann	101,266,623	3,301,149	2,913,753

Pursuant to the foregoing votes, the three Class I director nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the Annual Meeting.

Proposal 2: The approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in the Company’s Proxy Statement. The results of the vote were as follows:

For	Against	Abstained	Broker Non-Votes
93,128,145	10,890,910	548,716	2,913,754

Pursuant to the foregoing vote, the proposal regarding advisory approval of the Company’s executive compensation program was approved.

Proposal 3: The determination, on an advisory basis, of the frequency with which stockholders will participate in any advisory vote on executive compensation. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
103,035,289	160,637	989,977	381,662	2,913,960

Pursuant to the foregoing vote, the proposal regarding the advisory approval for the stockholders to vote on executive compensation every year was approved.

Proposal 4: The approval of the ESPP. The results of the vote were as follows:

For	Against	Abstained	Broker Non-Votes
104,074,455	60,487	328,698	3,017,885

Pursuant to the foregoing vote, the proposal regarding the ESPP was approved.

Proposal 5: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The results of the vote were as follows:

For	Against	Abstained	Broker Non-Votes
106,744,587	96,521	536,286	104,131

Pursuant to the foregoing vote, the proposal regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019		EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Chief Financial Officer